Exhibit 23.1

REVIUM RX.

10 HaMenofim Street

Herzliya, Israel

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on form S-1 of our report dated August 13, 2025, relating to the consolidated financial statements as of December 31, 2024 and 2023 of Revium RX which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in that Prospectus.

/s/ Ziv Haft

Certified Public Accountants (Isr)

BDO Member Firm /s/ Ziv Haft

Tel Aviv, Israel

October 3, 2025